Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is dated as of December 15, 2017 (the “Effective Date”), by and between Inpixon, Inc., a Nevada corporation (the “Company”), and the holder(s) identified on the signature pages hereto (each, a “Holder” and collectively, the “Holders”).

WHEREAS, the Holder holds a warrant issued on December 15, 2016 as amended from time to time (the “Warrant”) to purchase that number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as set forth on the Holder’s signature page hereto (collectively, the “Warrant Shares”);

WHEREAS, for the mutual benefit of the Company and the Holder, the Company desires to exchange the Warrant owned by it for an aggregate of [            ]1 shares (the “Exchange Shares”) of Common Stock (subject to adjustment for forward and reverse stock splits and the like) (the “Exchange”) issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, following the Exchange, the Warrant shall be cancelled and the Holder shall have no further rights under such Warrant.

NOW, THEREFORE, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act, the Company and the Holder have agreed as follows:

1. Exchange. As of the Effective Date, the Holder hereby agrees to exchange the Warrant for the Exchange Shares. The Exchange Shares issued in exchange for the Warrant will be issued without restrictive legends in accordance with the exemption from registration provided by Section 3(a)(9) of the Securities Act and Rule 144(d)(3)(ii). Neither the Holder nor the Company (nor any of their Affiliates (as defined herein) nor any person acting on behalf of or for the benefit of any of the foregoing), has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) for soliciting the Exchange.

2. No Consideration. The Exchange Shares shall be issued to the Holder in exchange for the Warrant without the payment of any other consideration by the Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Exchange Shares. The Holder hereby agrees that, upon and subject to the consummation of the Exchange pursuant to Section 3 below, including delivery of the Exchange Shares, all of the Company’s obligations under the terms and conditions of the Warrant shall be automatically terminated and cancelled in full without any further action required, and that this Section 3 shall constitute an instrument of cancellation of such Warrant.

3. Mechanics of Exchange.

i. Delivery of Original Warrant and Exchange Shares. Within two (2) trading days following the execution of this Agreement by the Company and the Holder, the Company shall deliver, or cause to be delivered, to the Holder, the Exchange Shares being acquired upon the exchange of the Warrant by deposit/withdrawal at custodian in accordance with the instructions set forth on the Holder’s signature page hereto and the Holder shall deliver the original Warrant to the Company for cancellation. Notwithstanding the non-delivery of the original Warrant in accordance with this Section 3(i), the Warrant shall be deemed terminated and cancelled in accordance with Section 2 of this Agreement.

1 Up to an aggregate of 2,000,000 shares of Common Stock will be issued in exchange for all outstanding Warrants.

ii. Fractional Shares. No fractional shares shall be issued upon the exchange of the Warrant. As to any fraction of a share which the Holder would otherwise be entitled to acquire upon such exchange, the Company shall round up to the next whole share.

iii. Transfer Taxes and Expenses. The issuance of the Exchange Shares on exchange of the Warrant shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Exchange Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Exchange Shares upon exchange in a name other than that of the Holder and the Company shall not be required to issue or deliver such Exchange Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of the delivery of any Exchange Shares.

4. Representations and Undertakings of the Holders. The Holder hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(i) This Agreement has been duly authorized, validly executed and delivered by the Holder and is a valid and binding agreement and obligation of the Holder enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Holder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.

(ii) The Holder understands that the Exchange Shares are being offered, sold, issued and delivered to it in reliance upon specific provisions of federal and applicable state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

(iii) The Holder is not acquiring the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(iv) The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

(v) The Holder acknowledges that the offer, sale, issuance and delivery of the Exchange Shares to it is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) thereof. The Holder acknowledges and understands that the Exchange Shares have not been registered under the Securities Act or under any state securities laws. The Exchange Shares are being acquired pursuant to an exemption from registration under the Securities Act and may not be sold except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws.

2

(vi) The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to its Warrant free and clear of all rights and Encumbrances (as defined below). The Holder has full power and authority to transfer and dispose of its Warrant to the Company free and clear of any right or Encumbrances. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire the Holder’s Warrant. As used herein, “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(vii) The Holder is an accredited investor as such term is defined in Rule 501 of Regulation D.

(viii) From the Effective Date through the date until which all Exchange Shares have been sold by the Holder, the Holder (together with its affiliates) agrees to limit all sales of the Company’s common stock to no more than five percent (5%) of the average daily trading volume as reported by the Nasdaq Stock Market for the five trading days immediately prior to such sale.

5. Representations and Undertakings of the Company.

(i) The Exchange Shares have been duly authorized by all necessary corporate action, and, when issued and delivered in accordance with the terms hereof, the Exchange Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(ii) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(iii) The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange pursuant to this Agreement. Other than the exchange of the Warrant, the Company has not received and will not receive any consideration from the Holder for the Exchange Shares.

(iv) Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting the transactions herein.

(v) The Company represents that the holding period of the Exchange Shares for purposes of Rule 144 commenced on December 15, 2016, the issuance date of the Warrant.

3

(vi) The Company undertakes to file a Current Report on Form 8-k (the "8-K Filing") describing the Exchange Agreement within two business days of the Effective Date. From and after the filing of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of their affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of the Holder.

(vii) The Company undertakes to promptly provide, at its own cost and expense, to the transfer agent, with a copy to the Holder all legal opinions necessary for the Exchange Shares to be transferred pursuant to Rule 144.

6. Release by the Holder. The Holder, including its predecessors, successors, members, shareholders, officers, directors, employees, parents, subsidiaries, affiliates, executors, administrators, attorneys, trustees, representatives, agents, assigns, insurers and any other persons or entities that they represent or in which they have a beneficial interest or interest as a partner (the “Holder Parties”) hereby release, remise, acquit and forever discharge any and all claims (including claims for costs and attorneys’ fees), demands, sums of money, actions, rights, causes of action, suits, debts, demands, dues, damages, losses, costs, judgments, obligations and liabilities at law or in equity, of any kind or nature whatsoever, known or unknown, that they may have had or claimed to have had, or now have or claim to have or hereafter may have or assert to have for, upon, or by reason of any matter, cause or thing relating to or arising out of the Warrant or that certain Securities Purchase Agreement, dated December 12, 2016, by and among the Company, the Holder and each other purchaser party thereo (the “Claims”), whether directly or indirectly, from the beginning of the world to the date of this Agreement as against Inpixon, including its predecessors, successors, members, shareholders, officers, directors, employees, parents, subsidiaries, affiliates, executors, administrators, attorneys, trustees, representatives, agents, assigns, insurers and any other persons or entities that they represent, by which they are employed, for which they are directors, or in which they have a beneficial interest or interest as a partner (the “Inpixon Parties”), provided, however, that nothing in this release shall limit or affect the rights of the Holder to enforce this Agreement. The Holder Parties acknowledge, understand, and agree that they may hereafter discover facts, injuries or damages in addition to or different from those which itknows or believes to be true with respect to the subject matter of this instrument, but that it is the Holder Parties’ intention hereby to fully, finally and forever settle and release any and all matters, disputes and differences, known or unknown, suspected and unsuspected, with respect to the Claims which do now exist, may exist, or heretofore have existed between the Holder Parties, on the one hand, and the Inpixon Parties on the other hand. The foregoing notwithstanding, no release shall apply to, and terms “Claim(s)” shall not apply to any indemnification rights granted by the Company to the Holder pursuant to the Warrant or any other agreement to which the Holder and Company are parties.

7. Miscellaneous.

(i) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

Inpixon

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

Attn: Nadir Ali, Chief Executive Officer

Fax No: (408) 824-1543

E-mail: nadir.ali@inpixon.com

4

If to the Holder, to the Holder’s address or e-mail address set forth on the signature page hereto, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(ii) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

(iii) This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

(iv) The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

(v) This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

(vi) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(vii) Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

(ix) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of this Agreement, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

[The remainder of the page is intentionally left blank]

5

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

INPIXON

By:
Name:	Nadir Ali
Title:	CEO

[COMPANY SIGNATURE PAGE TO EXCHANGE AGREEMENT]

HOLDER

Holder Name

Authorized Person (signature)

Authorized Person (print name),

Title

Number of shares underlying Warrant

Number of Exchange Shares

Address for Notice to Holder:

Instructions for delivery of Exchange Shares:

DTC Participant:

DTC Number:

Account Number:

[HOLDER SIGNATURE PAGES TO EXCHANGE AGREEMENT]